UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2010

PSS WORLD MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number: 0-23832

Florida	59-2280364
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

4345 Southpoint Blvd. Jacksonville, Florida	32216
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (904) 332-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Disclosure of Results of Operations and Financial Condition.

On January 27, 2010, PSS World Medical, Inc. (the “Company”) issued a press release in which the Company announced its financial results for the three and nine months ended January 1, 2010. This press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference. In connection with the press release, the Company has also made available certain supplemental financial information (the “Financial Supplement”) for the three and nine months ended January 1, 2010, which may be found on the Company’s website at www.pssd.com. This Financial Supplement is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

The Financial Supplement contains financial measures that are not in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company has provided reconciliations within the Financial Supplement of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The Company provides non-GAAP financial measures to supplement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures are intended to supplement the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by identifying certain expenses, gains and losses that, when excluded from the GAAP results, may provide additional understanding of the Company’s core operating results or business performance. However, these non-GAAP financial measures are not intended to supersede or replace the Company’s GAAP results.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated January 27, 2010 with respect to the Registrant’s financial results for the three and nine months ended January 1, 2010.

99.2	Financial Supplement for the three and nine months ended January 1, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 27, 2010

PSS WORLD MEDICAL, INC.

By:	/S/ DAVID M. BRONSON
Name:	David M. Bronson
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated January 27, 2010.

99.2	Financial Supplement for the three and nine months ended January 1, 2010.